SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 23, 2002



                              CompleTel Europe N.V.
               (Exact Name of Registrant as Specified in Charter)


       The Netherlands      000-30075             98-0202823
        (State or other    (Commission         (IRS Employer
        jurisdiction of    File Number)        Identification #)
        incorporation)


                                    Blaak 16
                       3011 TA Rotterdam, The Netherlands
                     (Address of Principal Executive Office)


                                (31) 20 666 1701
              (Registrant's telephone number, including area code)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 17, 2002, the Supervisory Board of CompleTel Europe N.V. (the "Company") appointed Deloitte & Touche Accountants as the Company's independent auditor on an interim basis until the fourth quarter extraordinary general meeting of the Company to be held for the purpose of electing new directors following the Company's proposed recapitalization. This meeting is expected to be held during the fourth quarter of 2002 and will include in its agenda a proposal for the appointment of auditors by that meeting. This action was unanimously recommended by the members of the audit committee.

During the two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date of this report, the Company did not consult with Deloitte & Touche Accountants regarding the application of accounting principles to any transaction, completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company or any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                          COMPLETEL EUROPE N.V.


DATE:  July 23, 2002                      By: /s/  Alexandre Westphalen
                                              Alexandre Westphalen
                                              Vice President - Finance
                                              Principal Financial Officer